UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): (June 16, 2010) June 18, 2010
GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana (State or Other Jurisdiction of Incorporation or Organization)	0-21086 (Commission File Number)	72-1212563 (I.R.S. Employer Identification No.)

8000 Global Drive Carlyss, Lousiana (Address of Principal Executive Offices)	70665 (Zip Code)
Registrant’s Telephone Number, including Area Code: (337) 583-5000
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On June 16, 2010, Global Industries, Ltd. (the “Company”) entered into Amendment No. 6 (the “Amendment”) to the Third Amended and Restated Credit Agreement by and among the Company, Global Offshore Mexico, S. de R.L. de C.V., and Global Industries International L.L.C., in its capacity as general partner of Global Industries International, L.P., the lenders party to the Credit Agreement and Crédit Agricole Corporate and Investment Bank (formerly known as Calyon New York Branch), as administrative agent for the lenders (the “Existing Credit Agreement”).
The terms of Amendment provide for a modification period beginning on the effective date of the Amendment and ending the earlier of June 30, 2011 or upon compliance with covenant conditions under the Existing Credit Agreement and a written request to end the modification period (the “Modification Period”). Once terminated, the Modification Period may not be reinstated. During the Modification Period (1) the net debt to EBITDA coverage ratio under the Existing Credit Agreement will be suspended, (2) the Company will be required to maintain a trailing twelve months minimum EBITDA of $40,000,000, and (3) no borrowings, other than letters of credit and guarantees, will be permitted. The interest rates on letters of credit will range from 2.75% to 3.5%. Under the terms of the Amendment, the Company will provide a mortgage on the vessel Global Orion, which will bring the borrowing capacity under the facility up to $150,000,000. The Company incurred a $562,500 fee in connection with the Amendment. As of June 17, 2010, the Company had no borrowings against the facility and $60.7 million of letters of credit outstanding thereunder.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the amendment which is attached as Exhibit 10.1 and incorporated by reference into this Item 1.01

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth above under Item 1.01 is incorporated herein by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits.
10.1	Amendment No. 6 to Third Amended and Restated Credit Agreement dated June 16, 2010 by and among the Company, Global Offshore Mexico, S. de R.L. de C.V., and Global Industries International L.L.C., in its capacity as general partner of Global Industries International, L.P., the lenders party to the Credit Agreement and Crédit Agricole Corporate and Investment Bank (formerly known as Calyon New York Branch), as administrative agent for the lenders

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
By:	/s/ C. Andrew Smith
C. Andrew Smith
Senior Vice President and Chief Financial Officer

June 18, 2010

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1	Amendment No. 6 to Third Amended and Restated Credit Agreement dated June 16, 2010 by and among the Company, Global Offshore Mexico, S. de R.L. de C.V., and Global Industries International L.L.C., in its capacity as general partner of Global Industries International, L.P., the lenders party to the Credit Agreement and Crédit Agricole Corporate and Investment Bank (formerly known as Calyon New York Branch), as administrative agent for the lenders